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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 6                                   Trade Date: 10/27/03
(To Prospectus dated September 8, 2003 and                 Issue Date: 10/30/03
Prospectus Supplement dated September 12, 2003)

The date of this Pricing Supplement is October 28, 2003



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGP3              $6,250,000.00              5.05%                 10/15/16                 100%

    Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
    ----------------        -----------------    ----------------------        --------------------------------
        monthly                    Yes                    Yes                           100% 10/15/04
       (11/15/03)                                                                  semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $6,143,750.00             $106,250.00               $3.00             ABN AMRO Financial
                                                                             Services, Inc.
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